Exhibit (17)(a)

Please complete, sign and date this form. Fold and return your entire ballot in the enclosed postage paid return envelope.

Please ensure the address below shows through the window of the enclosed postage-paid return envelope.

CRESCENT CAPITAL BDC, INC.

11100 Santa Monica Blvd.

Suite 2000

Los Angeles, California 90025

CRESCENT CAPITAL BDC, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CRESCENT CAPITAL BDC, INC. FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [●], 2020

The undersigned holder of shares of Crescent Capital BDC, Inc., a Delaware corporation (“Crescent Capital BDC”), hereby appoints Jason A. Breaux, Gerhard Lombard and Joseph A. Hanlon, and each of them separately, with full power of substitution, as proxies to represent the undersigned at the Special Meeting of Stockholders to be held at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025, on [Day of Week], [●], 2020, at [●], Pacific Time, and at any and all adjournments and postponements thereof (the “Special Meeting”), and thereat to vote all shares of Crescent Capital BDC that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions of this proxy. The undersigned holder hereby acknowledges receipt from Crescent Capital BDC prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Joint Proxy Statement/Prospectus, the terms of which are incorporated by reference.

The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto.

IF YOU SIGN, DATE AND RETURN THIS PROXY, IT WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH PROPOSAL.

Please sign exactly as names appear on this proxy. If shares are held jointly, each holder should sign. If signing as an attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

▶	Signature(s)
Signature(s)

Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [●], 2020

The notice of special meeting and joint proxy statement/prospectus relating to this meeting is available at:

www.crescentcap.com/crescent-capital-bdc

CRESCENT CAPITAL BDC, INC.

As described in the accompanying Joint Proxy Statement/Prospectus, Proposal 1, Proposal 2 and Proposal 3 each relate to the consummation of a multi-step transaction whereby Crescent Capital BDC will acquire Alcentra Capital Corporation and the approval of each of Proposal 1, Proposal 2 and Proposal 3 is required for completion of the transactions. These proposals are described more fully in the accompanying Joint Proxy Statement/Prospectus, which we urge you to read in its entirety.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED HOLDER WILL BE CAST IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY WILL BE VOTED FOR EACH PROPOSAL UNLESS OTHERWISE INDICATED. THIS PROXY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND APPLICABLE FEDERAL SECURITIES LAWS.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ⬛

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, A VOTE “FOR” PROPOSAL 2, A VOTE “FOR” PROPOSAL 3 AND A VOTE “FOR” PROPOSAL 4.

PROPOSALS:

1.

To approve the Reincorporation Merger pursuant to the Agreement and Plan of Merger, dated as of September 27, 2019, between Crescent Reincorporation Sub, Inc., a Maryland corporation (“Crescent Capital Maryland BDC”), and Crescent Capital BDC, Inc., a Delaware corporation (“Crescent Capital BDC”), the approval of which will result in Crescent Capital BDC’s reincorporation from the State of Delaware to the State of Maryland and being subject to the charter of Crescent Capital Maryland BDC, as described in the accompanying Joint Proxy Statement/Prospectus.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

To approve the issuance of the shares of Crescent Capital Maryland BDC common stock to be issued pursuant to the Agreement and Plan of Merger, as such agreement may be amended from time to time, dated as of August 12, 2019, by and among Crescent Capital BDC, Atlantis Acquisition Sub, Inc., Alcentra Capital Corporation, and solely for the limited purposes therein, Crescent Cap Advisors, LLC (“Crescent Cap Advisors”), Crescent Capital BDC’s investment advisor, at a price below its then current net asset value per share, if applicable.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the Amended and Restated Investment Advisory Agreement between Crescent Capital BDC and Crescent Cap Advisors on the terms described in the accompanying Joint Proxy Statement/Prospectus.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.

To approve the adjournment of the Crescent Capital Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Crescent Capital Special Meeting to approve Proposal 1, Proposal 2 or Proposal 3.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE